PRICING SUPPLEMENT NO. 96                                     Rule 424(b)(3)
DATED: May 19, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
an Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 5/22/98     Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 5/22/2012

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                             Optional         Optional
                          Redemption         Repayment        Repayment
Redeemable On             Price(s)           Date(s)          Price(s)
-------------             ----------         ---------        ----------
N/A                       N/A                N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.578%

Interest Payment Dates: *


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate:

[_]         Commercial Paper Rate             Minimum Interest Rate:

[_]         Federal Funds Rate                Interest Reset Date(s):

[_]         Treasury Rate                     Interest Reset Period:

[_]         LIBOR Reuters                     Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                        Interest Payment Period:

Index Maturity:

Spread (plus or minus):

---------------------------

*        On each May 22 and November 22.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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